                                                           EXHIBIT NO. EX-99.d.2
SUB-ADVISORY AGREEMENT

This Agreement is made between,  Jones & Babson,  Inc., a Missouri corporation having its principal place of business in Kansas City,  Missouri  (hereinafter referred to as the  "Advisor"),  Denver  Investment  Advisors  LLC, a Colorado
corporation,  having its  principal  place of  business  in  Denver,  Colorado
(hereinafter  referred  to as the  "Sub-Advisor")  and J&B  Funds,  a Delaware
business trust (hereinafter referred to as the "Company").

WHEREAS, the Company, an open-end diversified  management  investment company, as that term is  defined in the  Investment  Company  Act of 1940,  as amended
(the  "Act"),  that is  registered  as such with the  Securities  and Exchange
Commission,  has appointed  Advisor as  investment  advisor for and to the J&B
Small Cap International  Fund, a series of the Company  (hereinafter  referred to as the "Fund"),  pursuant to the terms of an investment  advisory agreement dated as of October  24, 2000  between  the  Company and Advisor  ("Investment
Advisory Agreement");

WHEREAS,  Sub-Advisor  is  engaged in the  business  of  rendering  investment management services; and

WHEREAS,  Advisor desires to retain  Sub-Advisor to provide certain investment management services for the Fund as more fully described below;

NOW,  THEREFORE,  the parties  hereto,  intending to be legally bound,  hereby agree as follows:

1.    Retention of Sub-Advisor.

a.    Advisor hereby retains  Sub-Advisor to assist Advisor in its capacity as investment  advisor for the Fund.  Subject to the  oversight  and review of Advisor and the Board of Directors of the Company,  Sub-Advisor shall manage  the  investment  and  reinvestment  of the  assets  of the Fund.
      Sub-Advisor  will determine in its discretion,  subject to the oversight and review of Advisor,  the  investments  to be purchased or sold,  will provide Advisor with records  concerning its activities which Advisor or the Company is required to maintain and will render  regular  reports to
      Advisor and to officers  and  Directors  of the Company  concerning  its discharge of the foregoing responsibilities.

b.    Sub-Advisor,  in its supervision of the investments of the Fund, will be guided  by  the  Fund's  investment  objectives  and  policies  and  the provisions and  restrictions  contained in the  Declaration of Trust and
      Bylaws of the  Company  and as set forth in the  Registration  Statement and  exhibits  as  may be on  file  with  the  Securities  and  Exchange
      Commission,  all as  communicated  by  Advisor to  Sub-Advisor.  Advisor
      hereby   undertakes   to  provide   Sub-Advisor   with  copies  of  such
      Declaration of Trust and Bylaws and Registration  Statement and exhibits as well as any  amendments  as the same  become  available  from time to time.

c.    Sub-Advisor  shall be deemed to be an independent  contractor under this
      Agreement and, unless otherwise expressly provided or authorized,  shall have no  authority  to act for or  represent  the Company or any Fund in any way or otherwise be deemed an agent of the Company or any Fund.

d.    The services  furnished by  Sub-Advisor  hereunder  are deemed not to be exclusive,  and nothing in this Agreement shall: (a) prevent Sub-Advisor or any  affiliated  person (as defined in the Act) of  Sub-Advisor  from acting  as  investment  advisor  or  manager  for any  other  person  or
      persons,   including   other   management   investment   companies  with
      investment  objectives  and  policies the same as or similar to those of the Fund, or (b) limit or restrict  Sub-Advisor  or any such  affiliated
      person  from  buying,   selling  or  trading  any  securities  or  other
      investments  (including  any securities

      or other  investments  which the Fund is  eligible  to buy)  for its or their  own  accounts  or for the
      accounts  of  others  for  whom  it or  they  may be  acting;  provided, however,  that  Sub-Advisor  agrees  that  it  will  not  undertake  any activities which, in its reasonable judgment,  will adversely affect the performance  of its  obligations  to the Fund under this  Agreement  and provided that all such  activities are in conformity with all applicable provisions of the Company's Registration Statement.

2.    Fee.  Advisor  shall pay to  Sub-Advisor,  for all services  rendered to the Fund by  Sub-Advisor  hereunder,  the  sub-advisory  fees set  forth in
   Exhibit A attached hereto.  During the term of this Agreement,  Sub-Advisor will bear all  expenses  incurred  by it in the  performance  of its duties hereunder,  other  than  the  cost of  securities,  commodities  and  other investments  (including  brokerage  fees,  transfer fees,  custodian  fees, underwriting commissions,  interest and other charges, if any) purchased or sold for the Fund.

3.    Term.  The  term  of  this  Agreement  shall  begin  on the  date of its execution  and shall remain in effect for two years from that date and from year to year thereafter,  subject to the provisions for termination and all of  the  other  terms  and  conditions  hereof,  if  such  continuation  is specifically  approved  at least  annually  in the manner  required  by the
   Act. This Agreement  shall be submitted to the  shareholders of the Company and  each  Fund for  approval  and  shall  automatically  terminate  if not approved by a majority of the shares of the Fund.

4.    Termination.

a.    This  Agreement may be terminated at any time without the payment of any penalty:

i.    by the Advisor on sixty (60) days written notice to the Sub-Advisor;

ii.   by the Company  either by a vote of a majority of the Board of Directors of the  Company  or by a  vote  of the  majority  of the  outstanding shares of beneficial interest of the Fund; or

iii.  by the Sub-Advisor on sixty (60) days written notice to the Advisor.

b.    This Agreement will terminate automatically in the event of:

i.    the termination of the Investment Advisory Agreement; or

ii.   its assignment.

c.    The Sub-Advisor  may employ or contract with any other person,  persons, corporation,  or  corporations  at its own cost and  expense as it shall determine  in order to assist it in  carrying  out its  obligations  and duties under this Agreement.

5.    Standard of Care and Indemnification.

a.    In the  performance of its duties,  the Sub Advisor will comply with the stated investment  objectives,  policies and restrictions of the Fund as set forth in the Prospectus and Statement of Additional  Information and
      will in all material  respects  act in  accordance  with any  applicable regulations of any governmental  authority  pertaining to its activities hereunder.  The  Sub-Advisor  shall exercise its best judgment and shall
      act  in  good  faith  in  rendering   its  services   pursuant  to  this
      Agreement.  The  Sub-Advisor  shall  not be  liable  for  any  error  of judgment  or for any loss  suffered by the Fund in  connection  with the matters to which this Agreement  relates,  provided that nothing in this
      Agreement  shall  be  deemed  to  protect  or  purport  to  protect  the
      Sub-Advisor against any liability to the Advisor,  the Company or to the shareholders  of the Fund to which the  Sub-Advisor  would  otherwise be subject by reason of willful misfeasance,  bad faith or gross negligence on its  part  in the  performance  of its  duties  or by  reason  of the
      Sub-Advisor's  reckless  disregard of its  obligations  and duties under this Agreement.

b.    The Advisor  shall  indemnify  and hold  harmless the  Sub-Advisor,  its officers  and  directors  and each  person,  if any,  who  controls  the
      Sub-Advisor  within the meaning of Section 15 of the  Securities  Act of
      1933 ("1933 Act") (any and all such  persons  shall be referred to as an
      "Indemnified Party"), against loss, liability,  claim, damage or expense
      (including  the  reasonable  cost  of  investigating  or  defending  any alleged  loss,  liability,  claim,  damages  or expense  and  reasonable counsel fees  incurred in  connection  therewith),  arising by reason of any matter to which this Agreement relates.

c.    The  Sub-Advisor  shall indemnify and hold harmless the Advisor and each of its  directors  and officer and each person if any who  controls  the
      Advisor  within the  meaning of Section 15 of the 1933 Act,  against any loss,  liability,  claim,  damage or expense  described in the foregoing
      indemnity,   but  only  with  respect  to  the   Sub-Advisor's   willful
      misfeasance,  bad faith or gross  negligence in the  performance  of its duties under the Sub-Advisory Agreement.

d.    However,  in no case: (i) are these  indemnifications  deemed to protect any  particular  Indemnified  Party  against any liability to which such
      Indemnified  Party  would  otherwise  be  subject  by reason of  willful misfeasance,  bad faith,  gross  negligence  in the  performance  of its duties or by reason of reckless  disregard of its obligations and duties under this  Agreement;  (ii) is the Advisor or  Sub-Advisor to be liable under  this  indemnity  with  respect  to any  claim  made  against  any particular  Indemnified  Party unless such Indemnified  Party shall have notified the Advisor or Sub-Advisor in writing within a reasonable  time after the summons or other first legal  process  giving  information  of the  nature of the claim  shall  have been  served  upon the  Advisor or
      Sub-Advisor or their controlling  persons; or, (ii) will either party be obligated to pay any amount in  settlement  unless that party shall have consented to such  settlement,  which consent shall not be  unreasonably withheld.

6.    Portfolio Transactions.

a.    Advisor has engaged a custodian ("Custodian") to take and maintain possession of all the assets in the Fund.  Neither Sub-Advisor nor any
      "person associated with" Sub-Advisor (as defined in Section 202(a)(17)
      of the Act) will be the Custodian. Sub-Advisor will have no liability with respect to custody arrangements or the acts, conduct, or omissions of Custodian.

b.    Advisor may issue such  instructions  to Custodian as may be appropriate concerning  the  settlement  of  transactions  initiated by  Sub-Advisor pursuant  to  this  Agreement.  Sub-Advisor  will  be  under  no duty to supervise  or direct the  investment  of any assets  that are not in the
      Account in the custody of the Custodian.

c.    Investment   decisions  for  the  Fund  shall  be  made  by  Sub-Advisor
      independently  from  those  for  any  other  investment   companies  and
      accounts   advised  or  managed  by  Sub-Advisor.   The  Fund  and  such
      investment  companies  and  accounts  may,  however,  invest in the same securities.  When a  purchase  or sale of the same  security  is made at substantially  the  same  time on  behalf  of the  Fund  and/or  another investment  company or account,  the transaction  will be averaged as to price,  and available  investments  allocated as to amount,  in a manner which  Sub-Advisor  believes to be  equitable to the Fund and such other investment  company  or  account.  In some  instances,

      this  investment
      procedure  may  adversely  affect the price paid or received by the Fund or the  size  of the  position  obtained  or sold  by the  Fund.  To the extent permitted by law,  Sub-Advisor may aggregate the securities to be sold or purchased  for the Fund with those to be sold or  purchased  for
      other  investment   companies  or  accounts  in  order  to  obtain  best
      execution.

d.    Sub-Advisor  shall  place  all  orders  for  the  purchase  and  sale of portfolio  securities  for the  account of the Fund with  broker-dealers selected by the  Sub-Advisor.  In executing  portfolio  transactions and selecting  broker-dealers,  the Sub-Advisor will use its best efforts to seek  best  execution  on  behalf of the  Fund.  In  assessing  the best execution available for any transaction,  the Sub-Advisor shall consider all factors it deems  relevant,  including  the breadth of the market in the  security,  the price of the security,  the financial  condition and execution  capability of the  broker-dealer,  and the  reasonableness of the  commission,  if any  (all  for the  specific  transaction  and on a continuing  basis). In evaluating the best execution  available,  and in selecting the  broker-dealer  to execute a particular  transaction,  the
      Sub-Advisor  may also consider the  brokerage and research  services (as those terms are used in Section 28(e) of the Securities  Exchange Act of
      1934, as amended)  provided to the Fund and/or other accounts over which the  Sub-Advisor  or an  affiliate  of the  Sub-Advisor  (to the  extent permitted by law) exercises  investment  discretion.  The Sub-Advisor is authorized  to cause the Fund to pay a  broker-dealer  who provides such brokerage and research  services a commission  for executing a portfolio transaction  for the Fund which is in excess of the amount of commission another  broker-dealer would have charged for effecting that transaction if,  but only if,  the  Sub-Advisor  determines  in good faith that such commission  is  reasonable in relation to the value of the brokerage and research  services  provided  by such  broker-dealer  viewed in terms of that  particular  transaction  or in terms of all of the  accounts  over which investment discretion is so exercised.

7.    Amendment.  This  Agreement  may be amended at any time by  agreement of the parties,  provided that the  amendment  shall be approved in the manner required by the Act.

8.    Governing  Law. This  Agreement  shall be construed in  accordance  with and governed by the laws of the State of Missouri.

9.    Registration  as an Investment  Adviser.  Advisor and  Sub-Advisor  each hereby  acknowledges  that it is registered as an investment  advisor under the Investment  Advisers Act of 1940,  that it will use its reasonable best efforts to maintain such  registration,  and that it will  promptly  notify the  other  if it  ceases  to be so  registered,  if  its  registration  is suspended  for  any  reason,  or  if  it  is  notified  by  any  regulatory organization or court of competent  jurisdiction  that it should show cause why its  registration  should  not be  suspended  or  terminated.  Further,
   Sub-Advisor  will notify the Advisor if there is any significant  change or variation  in its  management  structure or  personnel  that might,  in its reasonable  judgement,  affect its  responsibilities  and obligations under this Agreement.

Witness the due execution hereof this 11th day of December, 2000.

Attest:                          Jones & Babson, Inc.

/s/ Martin A. Cramer                By: /s/ Stephen S. Soden
Martin A. Cramer                        Stephen S. Soden

Attest:                          Denver Investment Advisors LLC

/s/ Mike Gerding                    By: /s/ Dean A. Graves
Mike Gerding                            Dean A. Graves

Attest                        J&B Small-Cap International Fund

/s/ Martin A. Cramer               By: /s/ Stephen S. Soden
Martin A. Cramer                       Stephen S. Soden

                                  Exhibit A
                                     Fees

Fund:       J&B Small-Cap International Fund

Sub-Adviser:      Denver Investment Advisors LLC

      As compensation, JONES & BABSON, INC. will pay Sub-Advisor for its services the following annual fee computed daily as determined by the Fund's price make-up sheet and which shall be payable monthly or at such other intervals as agreed by the parties.

            a.  Seven hundred seventy five one-thousandths of one
      percent (775/1000 of 1%) of the average total net assets of the
      Fund that do not exceed two hundred fifty million dollars
      ($250,000,000).

            b.  Seven hundred one-thousandths (700/1000 of 1%) of the
      average total net assets of the Fund that exceed two hundred fifty million dollars ($250,000,000).